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                                                                      Exhibit 23



                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-23345) pertaining to the Galileo Corporation Employee Stock Purchase Plan and related Prospectus of our report dated March 8, 1999, with respect to the financial statements of the Galileo Corporation Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.



                                                       /s/ Ernst & Young

                                                       ERNST & YOUNG LLP

Providence, Rhode Island
March 23, 1999